UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2007
ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
345 East Main Street
Warsaw, Indiana 46580
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (574) 267-6131
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 25, 2007, as part of a previously reported settlement of a federal investigation into financial relationships between major orthopaedic manufacturers and consulting orthopaedic surgeons, Zimmer, Inc., a subsidiary of Zimmer Holdings, Inc. (the “Registrant”), entered into two agreements relating to the retention of the monitor under the terms of the Deferred Prosecution Agreement dated September 27, 2007 (the “DPA”).
     The foregoing description of the agreements relating to the retention of the monitor is qualified in its entirety by reference to the full text of such agreements, which are filed hereto as Exhibit 10.1 and are incorporated herein by reference. The DPA was previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed October 2, 2007.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit No.	Description

10.1	Zimmer, Inc. Monitor Agreement and Agreement Regarding Fees and Reimbursements, dated October 25, 2007*

*	The text of Exhibit A to the Zimmer, Inc. Monitor Agreement (the DPA) is omitted from Exhibit 10.1 because it was previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed October 2, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 31, 2007

ZIMMER HOLDINGS, INC.
By:	/s/ Chad F. Phipps
	Name:	Chad F. Phipps
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Zimmer, Inc. Monitor Agreement and Agreement Regarding Fees and Reimbursements, dated October 25, 2007*

*	The text of Exhibit A to the Zimmer, Inc. Monitor Agreement (the DPA) is omitted from Exhibit 10.1 because it was previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed October 2, 2007.